PRUDENTIAL WORLD FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102



                                   June 24, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential World Fund, Inc.
                  File No. 811-3981


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended April 30, 2005. The enclosed is being filed electronically via the EDGAR System.


                                   Yours truly,

                                /s/ Jonathan D. Shain
                                        Jonathan D. Shain
                                Secretary





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 24th day of June 2005.



	Prudential World Fund, Inc.



Witness: /s/ Floyd L. Hoelscher		By: /s/ Jonathan D. Shain
	Floyd L. Hoelscher			Jonathan D. Shain
         	Secretary





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